Exhibit 99.5

1

Important Information for Investors and Stockholders

In connection with the proposed business combination, Athena plans to file a registration statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”), which includes a proxy statement to be distributed to the holders of Athena’s common stock in connection with Athena’s solicitation of proxies for the vote by Athena’s stockholders with respect to the business combination and other matters as described in the Registration Statement and a prospectus relating to the offer of the securities to be issued to the equity holders of Heliogen in connection with the business combination. This communication does not contain all the information that should be considered concerning the proposed business combination- and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. Athena and Heliogen urge investors, stockholders and other interested persons to read, when available, the Registration Statement, as well as other documents filed with the SEC, because these documents will contain important information about the proposed transaction.

When available, the Registration Statement and other relevant materials for the proposed business combination will be mailed to stockholders of Athena as of the record date to be established for voting of the proposed transaction. The Registration Statement, once available, can be obtained, without charge, at the SEC’s web site (http://www.sec.gov).

Participants in the Solicitation

Heliogen, Athena and their respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from Athena’s stockholders in respect of the proposed Business Combination and related transactions. Information regarding Athena’s directors and executive officers is available in its Form S-1 filed with the SEC on February 5, 2021. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be contained in the preliminary and definitive proxy statements/prospectus related to the proposed business combination and related transactions when it becomes available, and which can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.